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                                   EXHIBIT 21


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                                                                    EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                 PERCENTAGE           STATE OF INCORPORATION
              PARENT                              SUBSIDIARY                    OF OWNERSHIP             OR  ORGANIZATION
              ------                              ----------                    ------------           ---------------------

        HF Financial Corp.                   Home Federal Savings Bank              100%                    Delaware

        HF Financial Corp.                    HomeFirst Mortgage Corp.              100%                  South Dakota

        HF Financial Corp.                     HF Card Services L.L.C.               51%                  South Dakota

    Home Federal Savings Bank                 Hometown Insurors, Inc.               100%                  South Dakota

    Home Federal Savings Bank             Mid-America Service Corporation           100%                  South Dakota

    Home Federal Savings Bank                         PMD, Inc.                     100%                  South Dakota





The financial statements of HF Financial Corp. are consolidated with those of its subsidiaries.





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